                                                           Exhibit 99.B(m)(1)(i)

                               AMENDED SCHEDULE 1

                               WITH RESPECT TO THE

                              AMENDED AND RESTATED
                   DISTRIBUTION AND SHAREHOLDER SERVICES PLAN

                                       FOR

                              ING SERIES FUND, INC.

                                 CLASS A SHARES

SERIES                                                          MAXIMUM DISTRIBUTION AND/OR SERVICE FEE
------                                                          ---------------------------------------
                                                             (as a percentage of average daily net assets)
ING 130/30 Fundamental Research Fund                                                0.25%

ING Balanced Fund                                                                   0.25%

ING Classic Index Plus Fund                                                         0.25%

ING Equity Income Fund                                                              0.25%

ING Global Science and Technology Fund                                              0.25%

ING Growth Fund                                                                     0.25%

ING Index Plus LargeCap Fund                                                        0.25%

ING Index Plus MidCap Fund                                                          0.25%

ING Index Plus SmallCap Fund                                                        0.25%

ING International Growth Fund                                                       0.25%

ING Small Company Fund                                                              0.25%

ING Strategic Allocation Balanced Fund                                              0.25%

ING Strategic Allocation Growth Fund                                                0.25%

ING Strategic Allocation Income Fund                                                0.25%


Effective Date: April 11, 2006